EXHIBIT 12

                               BANK UNITED CORP.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                          FOR THE
                                        SIX MONTHS
                                           ENDED                   FOR THE YEAR ENDED SEPTEMBER 30,
                                         MARCH 31,    ----------------------------------------------------------
                                           1996          1995        1994        1993        1992        1991
                                        -----------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...    $  61,387    $   90,111  $   86,081  $  122,303  $   56,805  $   18,706
Fixed charges........................      312,232       560,989     328,940     308,181     355,860     335,836
                                        -----------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................    $ 373,619    $  651,100  $  415,021  $  430,484  $  412,665  $  354,542
                                        ===========   ==========  ==========  ==========  ==========  ==========
FIXED CHARGES
Interest expense.....................    $ 309,289    $  552,760  $  320,924  $  300,831  $  348,291  $  330,659
One-third net rental expense.........        2,455         7,253       7,039       6,656       7,007       4,569
Amortization of debt expense.........          488           976         977         694         562         608
                                        -----------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................    $ 312,232    $  560,989  $  328,940  $  308,181  $  355,860  $  335,836
                                        ===========   ==========  ==========  ==========  ==========  ==========
Earnings to fixed charges ratio......         1.20          1.16        1.26        1.40        1.16        1.06

          COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                      AND BANK'S PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                          FOR THE
                                        SIX MONTHS
                                           ENDED                   FOR THE YEAR ENDED SEPTEMBER 30,
                                         MARCH 31,    ----------------------------------------------------------
                                           1996          1995        1994        1993        1992        1991
                                        -----------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...    $  61,387    $   90,111  $   86,081  $  122,303  $   56,805  $   18,706
Fixed charges........................      312,232       560,989     328,940     308,181     355,860     335,836
                                        -----------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................    $ 373,619    $  651,100  $  415,021  $  430,484  $  412,665  $  354,542
                                        ===========   ==========  ==========  ==========  ==========  ==========
COMBINED FIXED CHARGES AND BANK'S
  PREFERRED STOCK DIVIDENDS
Interest expense.....................    $ 309,289    $  552,760  $  320,924  $  300,831  $  348,291  $  330,659
One-third net rental expense.........        2,455         7,253       7,039       6,656       7,007       4,569
Amortization of debt expense.........          488           976         977         694         562         608
                                        -----------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................      312,232       560,989     328,940     308,181     355,860     335,836
Bank's Preferred Stock dividends,
  pre-tax basis
     Series A........................        7,024        14,011      14,006      10,581      --          --
     Series B........................        7,793         3,152      --          --          --          --
                                        -----------   ----------  ----------  ----------  ----------  ----------
Combined fixed charges and Bank's
  Preferred Stock dividends..........    $ 327,049    $  578,152  $  342,946  $  318,762  $  355,860  $  335,836
                                        ===========   ==========  ==========  ==========  ==========  ==========
Earnings to combined fixed charges
  and Bank's Preferred Stock
  dividends ratio....................         1.14          1.13        1.21        1.35        1.16        1.06